Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-104475, 333-174669 and 333-197442) and Form S-3 (No 333-193478) of Arlington Asset Investment Corp. of our report dated February 9, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

McLean, Virginia

February 9, 2015